Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

SUBSIDIARIES:

Network Appliance Ltd. (U.K.)
Network Appliance SAS (France)
Network Appliance Srl. (Italy)
Network Appliance GmbH (Germany)
Network Appliance FSC Incorporated (Barbados)
Network Appliance KK (Japan)
Network Appliance Ltd. (Ireland)
Network Appliance GmbH (Switzerland)
Network Appliance BV (Netherlands)
Network Appliance GesmbH (Austria)
Network Appliance SL (Spain)
Network Appliance Global Ltd. (Bermuda)
Network Appliance Denmark ApS
Network Appliance (Australia) Pty Ltd
Network Appliance Mexico S de RL de CV
Network Appliance Singapore Private Ltd.
Network Appliance (Malaysia) Sdn Bhd
Network Appliance Systems (India) Private Ltd.
Network Appliance Argentina
Network Appliance (Brasil) Ltda.
Network Appliance Canada Ltd.
Network Appliance (Belgium) BVBA
Network Appliance Israel Ltd.
Network Appliance Poland Sp. z.o.o.
Network Appliance Federal Systems, Inc. (California)
Network Appliance South Africa (Pty) Limited
Network Appliance Sweden AB.
Network Appliance Finland Oy
Network Appliance Financial Solutions, Inc. (Delaware)
Nagano Sub, Inc. (Delaware)
Spinnaker Networks, Inc. (Delaware)
Spinnaker Networks, LLC (Delaware)
Network Appliance Luxembourg S.a.r.l.